UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2023

AZZURRO SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-252535	98-1511882
(State or other jurisdiction of Incorporation or organization)	(Registration No.)	(I.R.S. Employer Identification Number)

V Osikách, 24, Dolni Mecholupy, Prague, Czech Republic 10900

(Address of principal executive offices and zip code)

(702) 703-6003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.06 Change in Shell Company Status.

Azzurro Solutions Corp. (the “Company”, “we”, “us” “our”) is a startup company that operates business of the distribution of Bohemian crystal chandeliers produced in the Czech Republic. Bohemian glass, chiefly referred to as Bohemia crystal, is glass produced in the regions of Bohemia and Silesia, now parts of the Czech Republic. It has a centuries long history of being internationally recognized for its high quality, craftsmanship, beauty and often innovative designs. Hand-cut, engraved, blown and painted decorative glassware ranging from champagne flutes to enormous chandeliers are among the best-known Czech exports.

Azzurro Solutions Corp. has developed website with the domain name http://azzurrochandeliers.com and started active marketing campaign to promote its services via its website.

On July 17, 2023, we entered into the agreement to supply Bohemian crystal chandeliers. The total amount of this agreements is $100,000.

Based on the forgoing information, we believe that we are no longer a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZURRO SOLUTIONS CORP.

/s/ Hanna Selyska
Hanna Selyska
Chief Executive Officer

Date: July 31, 2023

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